UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2022

Enfusion, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40949	87-1268462
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 South Clark Street, Suite 750	60603
Chicago, Illinois
(Address of principal executive offices)	(Zip code)

(312) 253-9800
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	ENFN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

On December 22, 2022, the Board of Directors (the “Board”) of Enfusion, Inc. (the “Company”) appointed Oleg Movchan, the Company’s Interim Chief Executive Officer, to the position of Chief Executive Officer of Company, effective immediately.

Mr. Movchan, age 49, has served as the Interim Chief Executive Officer of the Company since August 2022, has been a member of the Board since 2021 and a member of the board of managers of Enfusion Ltd. LLC since February 2009. He has served as: the Chief Investment Officer, Chief Strategy Officer, and Deputy Chief Executive Officer of Revolution Global since November 2014; the managing partner of Gimel Tech Ventures, a private equity and venture capital firm he founded, since November 2018; the managing member of Quiet Light Partners, a proprietary derivatives trading firm, since May 2021; and the Chief Executive Officer of Kameosa Capital, LLC, an asset management advisory firm which provides integrated advisory on business and product strategy, since April 2013. Mr. Movchan is a graduate of the General Management Program from the Aresty Institute of Executive Education at the Wharton School, University of Pennsylvania, and holds an M.S. and an M.B.A from the University of Chicago and an M.S. from Kharkiv National University (Ukraine).

In connection with his appointment, Mr. Movchan entered into an employment agreement on December 22, 2022 (the “Employment Agreement”).  Pursuant to the terms of the Employment Agreement, Mr. Movchan will receive an annual base salary of $650,000, will have a target bonus of 400,000, and will be eligible to participate in the Company’s long-term equity incentive plan for executives beginning in 2023, with his equity incentive grant to initially have a grant date value of $500,000.

In connection with his appointment, the Company’s Compensation Committee awarded (the “Initial Grant”) Mr. Movchan 250,000 performance-based restricted stock units (“RSUs”) under the Company’s 2021 Stock Option and Incentive Plan (the “Plan”).  The Initial Grant will vest as follows: (a) 125,000 RSUs shall vest if the 10-day moving average of the closing price of the Company’s Class A common stock is $17.00 at any point on or before the three-year anniversary of the grant date, and (b) 125,000 RSUs shall vest if the 10-day moving average of the closing price of the Company’s Class A common stock is $25.00 at any point on or before the three-year anniversary of the grant date, in each case subject to Mr. Movchan remaining in a “Service Relationship” (as defined in the Plan) on the applicable vesting dates. In the event of a Sale Event (as defined in the Plan), the terms contained in the Performance-Based Restricted Stock Award Agreement shall govern.  Outside of a Sale Event, in the event of the termination of Oleg Movchan’s employment as Chief Executive Officer prior to the achievement of either or both performance targets stated above, all unvested RSUs shall be forfeited.

Under the Employment Agreement, Mr. Movchan will be subject to twelve-month post-termination non-compete and non-solicit covenants, a six-month post-termination client competition covenant, and a perpetual confidentiality covenant.

In connection with his appointment, the Company has entered into an indemnification agreement with Mr. Movchan that is in substantially the same form as those entered into with other officers of the Company.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1.

Transactions between the Company and Oleg Movchan in 2022

On May 6, 2022, a CSL Tech Holdings, LLC (“CSL”) delivered an exchange notice pursuant to Article XII of the Enfusion Ltd. LLC Amended and Restated Operating Agreement (the “LLC Operating Agreement”), relating to the exchange of 1,401,818 common units of Enfusion Ltd. LLC and an equal number of shares of Class B common stock of the Company for an equal number of shares of the Class A common stock of the Company. Mr. Movchan is the sole manager of CSL. Pursuant to the terms of the LLC Operating Agreement, CSL surrendered 1,401,818 common units and an equal number of shares of Class B common stock. In connection therewith, the Company issued 1,401,818 shares of

Class A common stock to CSL, canceled an equal number of Class B common stock, and received an equal number of common units, increasing the company’s ownership of common units by 1,401,818.

On August 21, 2022, the Company appointed Mr. Movchan to the position of Interim Chief Executive Officer of the Company.  In connection therewith, on August 21, 2022, the Company and Enfusion Ltd. LLC entered into an employment agreement (the “Interim Employment Agreement”) with Mr. Movchan.  Under the Interim Employment Agreement, among other things, Enfusion Ltd. LLC would provide Mr. Movchan with an annual base salary of $650,000 and a cash bonus of up to $650,000 (pro-rated based on the term of Mr. Movchan’s service during the 12 months following the date of the Interim Employment Agreement). The Interim Employment Agreement has been superceded by the Employment Agreement, effective December 22, 2022.

There are no family relationships between Mr. Movchan and any director or executive officer of the Company.

Other than the matters described above, Mr. Movchan has no direct or indirect material interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 – Regulation FD Disclosure

On December 22, 2022, the Company issued a press release announcing the appointment described above.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 - Financial Statements and Exhibits

(d) The following exhibits are being filed herewith:

Exhibit No.	Description

99.1	Press Release issued by the Company on December 22, 2022, furnished herewith.
10.1*	Employment Agreement between Oleg Movchan and Enfusion Ltd., LLC, dated December 22, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Portions of this exhibit (indicated by asterisks) have been omitted in accordance with the rules of the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2022	ENFUSION, INC.

	By:	/s/ Matthew R. Campobasso
	Name:	Matthew R. Campobasso
	Title:	General Counsel